UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 10, 2017
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. Regulation FD Disclosure.
On July 10, 2017, HealthSouth Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing its planned name change and rebranding initiative. The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, July 11, 2017 to discuss this announcement. During the conference call, the Company will reference certain supplemental information attached hereto as Exhibit 99.2 and incorporated herein by reference.
The conference call may be accessed by dialing (877) 587-6761 and giving the pass code 47033694. International callers should dial (706) 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and, along with the supplemental information, will be available at http://investor.healthsouth.com by clicking on available links. An online replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.
Forward-Looking Statements
Statements contained in the press release and the supplemental information attached hereto as Exhibits 99.1 and 99.2, respectively, which are not historical facts, such as the timing, costs, and impacts of the rebranding initiative, are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the Company’s business strategy, its future financial performance, its projected business results or model, and the expected investment in the rebranding initiative. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, legal challenges or obstacles to the registration or use of the new name; any adverse outcome of lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company; the impact of the rebranding initiative on patient admissions, referral source relationships and the Company’s stock price; the ability to successfully integrate acquisitions; changes in the regulation of the healthcare industry broadly or the inpatient rehabilitation, home health and hospice areas specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or the inpatient rehabilitation, home health and hospice areas specifically and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where the Company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10‑K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press release of HealthSouth Corporation, dated July 10, 2017.

99.2	Supplemental information provided in connection with the investor conference call on Tuesday, July 11, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/s/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: July 10, 2017